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                                                        EXHIBIT 99.4

                                    AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

       Amendment, dated as of June 1, 1999 (the "Amendment"), to the Rights Agreement, dated as of September 12, 1989 (the "Rights Agreement") between Peoples Heritage Financial Corporation, a Maine corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

       WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may prior to any Distribution Date (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of right certificates representing the common stock of the Company; and

       WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

       NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

       1.    Amendments to Section 1.

             (a) Section 1 of the Rights Agreement is hereby amended by adding the following definitions:

                 (qq)  "Banknorth" shall mean Banknorth Group, Inc.

                 (rr) "Merger" shall have the meaning set forth in the Merger Agreement.

                 (ss) "Merger Agreement" shall mean the Agreement and Plan of
             Merger, dated as of June 1, 1999, between the Company and Banknorth, as may be amended from time to time.

                 (tt) "Option Agreement" shall mean the Option Agreement, dated as of June 1, 1999, between the Company (as issuer) and Banknorth (as grantee), as may be amended from time to time.

       (b) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:


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             "Notwithstanding the foregoing or any other provision of this
             Agreement to the contrary, none of Banknorth, any Subsidiary of Banknorth or any other Person shall be deemed to be an Acquiring Person by virtue of the Merger Agreement and the Option Agreement as a result of any of (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement."

       2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

             "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of any of (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and
             (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement.

       3. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

             "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in
             Section 9(c), Section 11(a), Section 23(a) and Section 24 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or
             (iii) the Effective Time (as such term is defined in the Merger Agreement) (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

       4. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

             "Notwithstanding anything in this Agreement to the contrary, (i) the execution and delivery of the Merger Agreement and the Option

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             Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement shall not be deemed to be a
             Section 13 Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

       5. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

       6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maine and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

       7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

Attest:                                  PEOPLES HERITAGE FINANCIAL GROUP, INC.

 /s/ Peter J. Verrill                    By: /s/ William J. Ryan
--------------------------------             ---------------------------------
Name:   Peter J. Verrill                     Name:  William J. Ryan
Title:  Executive Vice President,            Title: Chairman, President and Chief
        Chief Operating Officer,                     Executive Officer
         Chief Financial Officer and
           Treasurer

Attest:                                  AMERICAN STOCK TRANSFER &
                                         TRUST COMPANY

 /s/ Geraldine M. Zarbo                  By: /s/ Carolyn O'Neal
--------------------------------             ---------------------------------
Name:   Geraldine M. Zarbo                   Name:  Carolyn O'Neal
Title:  Vice President                       Title: Vice President

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